Eventbrite Reports Third Quarter 2024 Financial Results
Third quarter revenue of $77.8 million, above the outlook range
Consumer reach totaled over 93 million with paid ticket volume of 19.7 million in Q3
Creator acquisition improved following the introduction of the free tier in September

11/7/2024
SAN FRANCISCO -- (BUSINESS WIRE) -- Eventbrite (NYSE: EB), a global marketplace for shared experiences, reported its financial results for the third quarter ended September 30, 2024. The Third Quarter 2024 Shareholder Letter can be found on Eventbrite’s Investor Relations website at https://investor.eventbrite.com.
“In the third quarter, our results were above our outlook range and the actions we took on pricing in September have begun to benefit creator acquisition,” said Julia Hartz, Co-Founder, Chief Executive Officer, and Executive Chair. “We launched timed entry, are elevating our customer service and support to help creators grow, and are expanding personalization and discoverability to drive more consumers to our platform. We remain confident in our marketplace strategy, as we work to drive sustainable long-term growth and shareholder value by focusing on execution and delighting consumers and creators with great experiences.”

Third Quarter 2024 Highlights
•Net Revenue of $77.8 million, down 5% year-over-year. Marketplace-related revenue from organizer fees and Eventbrite Ads at 12% of total net revenue.
•Total free and paid ticket volume of 65.0 million tickets across 1.4 million events.
•Gross Margin of 68.5% vs 68.3% a year ago.
•Net Loss of $(3.8) million and Net Loss Margin of (4.8)%, which includes $5.4 million from reduction in force charges, compared to net loss of $(9.9) million and Net Loss Margin of (12.2)% in the same period last year.
•Adjusted EBITDA of $5.3 million, and Adjusted EBITDA margin of 6.9%.1

1 For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

The summary of GAAP and non-GAAP consolidated financial results are in the table below (in thousands, except percentages, unaudited):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Gross ticket sales	$795,367	$892,431	(11)%	$2,489,364	$2,688,794	(7)%
Net revenue	$77,801	$81,544	(5)%	$248,604	$238,370	4%
Gross profit	$53,258	$55,677	(4)%	$174,418	$161,505	8%
Gross profit margin	68%	68%		70%	68%
Net income (loss)	$(3,768)	$(9,935)	(62)%	$(7,195)	$(25,542)	(72)%
Net income (loss) margin	(5)%	(12)%		(3)%	(11)%
Adjusted EBITDA (non-GAAP)	$5,337	$6,403	(17)%	$28,586	$19,858	44%
Adjusted EBITDA margin (non-GAAP)	7%	8%		11%	8%

Operating Highlights
The key operating metrics of our business are summarized below (in thousands, except average ticket value, unaudited):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Total tickets	64,986	77,257	(16)%	197,597	231,274	(15)%
Paid tickets	19,736	22,855	(14)%	62,195	69,342	(10)%
Total events	1,357	1,572	(14)%	3,655	3,979	(8)%
Paid events	509	561	(9)%	1,349	1,381	(2)%
Total creators	333	395	(16)%	640	716	(11)%
Paid creators	163	185	(12)%	313	329	(5)%
Average ticket value (ATV)	$40.30	$39.05	3%	$40.03	$38.79	3%
Total ticket buyers	26,604	31,420	(15)%	65,894	75,742	(13)%

Business Outlook
The company expects fourth quarter 2024 revenue to be within a range of $74 to $77 million, and full-year 2024 revenue will be within a range of $322 million to $326 million. At the midpoint of our revenue outlook range, we expect Adjusted EBITDA margin, excluding the impact of severance costs and other non-routine items, to be approximately 10% for the year.
We have not provided an outlook for GAAP net income (loss) or GAAP net income (loss) margin or reconciliations of expected Adjusted EBITDA to GAAP net income (loss) or expected Adjusted EBITDA margin to GAAP net income (loss) margin, because GAAP net income (loss) and GAAP net income (loss) margin on a forward-looking basis are not available without unreasonable efforts due to the potential variability and complexity of the items that are excluded from Adjusted EBITDA and Adjusted EBITDA margin, such as stock-based compensation expense, foreign exchange rate gains and losses, and other non-recurring expenses.

Earnings Webcast Information
Event: Eventbrite Third Quarter 2024 Earnings Conference Call
Date: Thursday, November 7, 2024
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investor.eventbrite.com
An archived webcast of the conference call will be accessible on Eventbrite’s Investor Relations page, https://investor.eventbrite.com.

About Eventbrite
Eventbrite is a global events marketplace that serves event creators and event-goers in nearly 180 countries. Since its inception, Eventbrite has been at the center of the experience economy, transforming how people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz and Renaud Visage, with a vision to build a self-service platform that would make it possible for anyone to create and sell tickets to live experiences. With over 300 million tickets distributed for over 5 million events in 2023, Eventbrite is where people worldwide discover new things to do or new ways to do more of what they love. Eventbrite has also earned industry recognition as a top employer with special designations that include a coveted spot on Fast Company’s prestigious The World’s 50 Most Innovative Companies and Fast Company’s Brands That Matter lists, the Great Place to Work® Award in the U.S., and Inc.'s Best-Led Companies honor. Learn more at www.eventbrite.com.

Eventbrite Investor Relations
investors@eventbrite.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s expectations with respect to its operating model and marketplace strategy; and the Company’s expectations described under “Business Outlook” above. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this press release, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to the Company at the time of this release, and are not guarantees of future performance, and reported results should not be considered as an indication of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.

Disclaimer Regarding Ticketing, Creator and Event Metrics
This press release includes certain measures related to our ticketing business, such as paid tickets, paid creators, ticket buyers, average ticket value, and paid events. We believe that the use of these metrics is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. These metrics are based on what we believe to be reasonable estimates for the applicable period of measurement. There are inherent challenges in measuring these metrics, and we regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. You should not consider these metrics in isolation or as substitutes for analysis of our results of operations as reported under GAAP.

Condensed Consolidated Balance Sheets
(in thousands; unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$530,957	$489,200
Funds receivable	30,190	48,773
Short-term investments, at amortized cost	24,665	153,746
Accounts receivable, net	3,224	2,814
Creator signing fees, net	4,399	634
Creator advances, net	6,157	2,804
Prepaid expenses and other current assets	11,692	13,880
Total current assets	611,284	711,851
Creator signing fees, net noncurrent	3,924	1,303
Property and equipment, net	13,549	9,384
Operating lease right-of-use assets	950	177
Goodwill	174,388	174,388
Acquired intangible assets, net	7,017	13,314
Other assets	6,261	2,913
Total assets	$817,373	$913,330
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, creators	$355,074	$303,436
Accounts payable, trade	1,127	1,821
Chargebacks and refunds reserve	9,057	8,088
Accrued compensation and benefits	5,506	17,522
Accrued taxes	5,243	8,796
Operating lease liabilities	2,010	1,523
Other accrued liabilities	13,542	16,425
Total current liabilities	391,559	357,611
Accrued taxes, noncurrent	4,546	4,526
Operating lease liabilities, noncurrent	956	1,768
Long-term debt	240,395	357,668
Other liabilities	79	—
Total liabilities	637,535	721,573
Stockholders’ equity
Common stock	1	1
Additional paid-in capital	1,041,894	1,007,190
Treasury stock at cost	(39,428)	—
Accumulated deficit	(822,629)	(815,434)
Total stockholders’ equity	179,838	191,757
Total liabilities and stockholders’ equity	$817,373	$913,330

Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$77,801	$81,544	$248,604	$238,370
Cost of net revenue	24,543	25,867	74,186	76,865
Gross profit	53,258	55,677	174,418	161,505
Operating expenses
Product development	22,586	23,041	75,327	73,091
Sales, marketing and support	23,694	21,063	69,084	53,802
General and administrative	15,930	23,137	52,983	66,681
Total operating expenses	62,210	67,241	197,394	193,574
Loss from operations	(8,952)	(11,564)	(22,976)	(32,069)
Interest income	6,056	7,569	20,845	19,948
Interest expense	(2,084)	(2,821)	(7,690)	(8,359)
Other income (expense), net	1,420	(2,357)	3,892	(3,230)
Loss before income taxes	(3,560)	(9,173)	(5,929)	(23,710)
Income tax provision	208	762	1,266	1,832
Net loss	$(3,768)	$(9,935)	$(7,195)	$(25,542)
Net loss per share, basic and diluted	$(0.04)	$(0.10)	$(0.08)	$(0.26)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	96,498	100,540	95,571	100,030

Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(7,195)	$(25,542)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,189	9,934
Stock-based compensation expense	39,484	41,161
Amortization of debt discount and issuance costs	1,512	1,557
Loss on debt extinguishment	315	—
Unrealized (gain) loss on foreign currency exchange	741	(103)
Accretion on short-term investments	(3,112)	(5,477)
Non-cash operating lease expenses	463	5,088
Amortization of creator signing fees	777	742
Changes related to creator advances, creator signing fees, and allowance for credit losses	(2,434)	(1,671)
Provision for chargebacks and refunds	21,015	9,549
Gain on litigation settlement	(3,927)	—
Other	796	1,464
Changes in operating assets and liabilities
Accounts receivable	(1,731)	(1,181)
Funds receivable	18,480	10,917
Creator signing fees and creator advances	(6,327)	44
Prepaid expenses and other assets	2,767	2,900
Accounts payable, creators	53,423	64,711
Accounts payable	(675)	328
Chargebacks and refunds reserve	(20,461)	(12,681)
Accrued compensation and benefits	(12,016)	4,198
Accrued taxes	(4,315)	(7,846)
Operating lease liabilities	(1,561)	(2,563)
Other accrued liabilities	(1,580)	6,271
Net cash provided by operating activities	85,628	101,800
Cash flows from investing activities
Purchases of short-term investments	(136,808)	(273,677)
Maturities of short-term investments	269,001	211,000
Purchases of property and equipment	(585)	(991)
Capitalized internal-use software development costs	(6,964)	(4,848)
Net cash provided by (used in) investing activities	124,644	(68,516)
Cash flows from financing activities
Principal repayment of debt obligations	(120,450)	—
Repurchase of common stock	(39,296)	—
Proceeds from exercise of stock options	—	930
Taxes paid related to net share settlement of equity awards	(6,837)	(5,486)
Proceeds from issuance of common stock under ESPP	454	567
Principal payments on finance lease obligations	—	(1)
Net cash used in financing activities	(166,129)	(3,990)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,386)	(925)
Net increase in cash, cash equivalents and restricted cash	41,757	28,369
Cash, cash equivalents and restricted cash
Beginning of period	489,200	540,174
End of period	$530,957	$568,543

Reconciliation of Net Income (Loss) to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss(1)	$(3,768)	$(9,935)	$(7,195)	$(25,542)
Add:
Depreciation and amortization	3,946	3,226	11,189	9,934
Stock-based compensation	10,246	14,468	39,484	41,161
Interest income	(6,056)	(7,569)	(20,845)	(19,948)
Interest expense	2,084	2,821	7,690	8,359
Employer taxes related to employee equity transactions	97	273	889	832
Other (income) expense, net	(1,420)	2,357	(3,892)	3,230
Income tax provision	208	762	1,266	1,832
Adjusted EBITDA	$5,337	$6,403	$28,586	$19,858

Net revenue	$77,801	$81,544	$248,604	$238,370
Adjusted EBITDA margin	7%	8%	11%	8%

(1) Net loss and Adjusted EBITDA includes reduction in force costs totaling $5.4 million in the three and nine months ended September 30, 2024, and restructuring costs totaling $0.8 million and $15.1 million in the three and nine months ended September 30, 2023.

About Non-GAAP Financial Measures
We believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to our investors in understanding and evaluating our results of operations and useful measures for period-to-period comparisons of our business performance as they are metrics used by management in assessing the health of our business and our operating performance, making operating decisions, and performing strategic planning and annual budgeting. These measures are not prepared in accordance with GAAP and have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non-GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Some amounts in this press release may not add due to rounding.

Adjusted EBITDA
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, interest income, employer taxes related to employee transactions, other (income) expense net, which consists of foreign exchange rate gains and losses, and income tax provision (benefit). Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this release. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-routine items. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net income (loss) and other GAAP results.

Adjusted EBITDA Margin
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue. Because of the limitations described above, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net income (loss), net income (loss) margin, and our other GAAP results.